COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)


                              FINANCIAL STATEMENTS


                     YEARS ENDED DECEMBER 31, 2005 and 2004

                          INDEPENDENT AUDITOR'S REPORT



To the Partners
Colonial Village Roseville
(A California Limited Partnership)
Roseville, California




I have audited the accompanying balance sheets of Colonial Village Roseville (A California Limited Partnership), as of December 31, 2005 and 2004, and the related statements of income, changes in partners capital, and cash flows for the years then ended. These financial statements are the responsibility of the Partnership's management. My responsibility is to express an opinion on these financial statements based on my audits.

I conducted my audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that I plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Colonial Village Roseville (A California Limited Partnership) as of December 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.



/S/ Bernard E. Rea, CPA

Stockton, California
February 23, 2006

                                 C O N T E N T S




                                                                            Page
INDEPENDENT AUDITOR'S REPORT ON
     THE FINANCIAL STATEMENTS..................................................1


FINANCIAL STATEMENTS

     Balance sheets..........................................................2-3
     Statements of income....................................................4-7
     Statements of changes in partners capital.................................8
     Statements of cash flows...............................................9-10
     Notes to financial statements.........................................11-14

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2005 and 2004

                                ASSETS                                                2005                    2004
                                                                                ---------------         ----------------
CURRENT ASSETS
   Cash                                                                         $      113,220          $      133,309
   Rents receivable                                                                        - -                     - -
   Other receivables                                                                       - -                     - -
   Prepaid expense                                                                       4,553                   4,429
                                                                                ----------------        ---------------
            Total current assets                                                $      117,773          $      137,738
                                                                                ----------------        ---------------
RESTRICTED DEPOSITS AND FUNDED RESERVES
   Tenants' security deposits                                                   $       29,843          $       29,053
   Replacement reserve escrow                                                          124,505                 104,904
                                                                                ----------------        ---------------
                                                                                $      154,348          $      133,957
                                                                                ----------------        ---------------
PROPERTY AND EQUIPMENT, AT COST
   Land                                                                         $      315,303          $      315,303
   Building                                                                          4,865,200               4,861,210
   Equipment                                                                           177,478                 177,478
                                                                                ----------------        ---------------
                                                                                $    5,357,981          $    5,353,991
   Less accumulated depreciation                                                     2,084,508               1,905,710
                                                                                ----------------        ---------------
                                                                                $    3,273,473          $    3,448,281
                                                                                ----------------        ---------------
OTHER ASSETS
  Deferred charges, less accumulated
    amortization of $54,940 and $49,727                                         $       78,482          $       83,695
                                                                                ----------------        ----------------
                                                                                $       78,482          $       83,695
                                                                                ----------------        ----------------
                                                                                $    3,624,076          $    3,803,671
                                                                                ================        ================

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                                 BALANCE SHEETS
                           December 31, 2005 and 2004

                           LIABILITIES AND PARTNERS CAPITAL                 2005                             2004
                                                                       ---------------                 ---------------
CURRENT LIABILITIES
   Current maturities of long-term debt                                $       47,524                  $       40,297
   Accounts payable                                                             3,897                           4,732
   Accounts payable - general partner                                          10,388                          10,722
   Accrued expense                                                                800                             800
   Accrued interest                                                               - -                             - -
                                                                      ----------------                 ---------------
                            Total current liabilities                  $       62,609                  $       56,551
                                                                      ----------------                 ---------------
DEPOSIT AND PREPAYMENT LIABILITIES
   Tenants' security deposits                                          $       23,550                  $       23,600
   Prepaid rents                                                                  - -                             - -
                                                                      ----------------                ----------------
                                                                       $       23,550                  $       23,600
                                                                      ----------------                ----------------
LONG-TERM DEBT
  Mortgage payable, less current maturities                            $    1,850,192                  $    1,899,408
                                                                      ----------------                ----------------
                                                                       $    1,850,192                  $    1,899,408
                                                                      ----------------                ----------------
COMMITMENT

PARTNERS CAPITAL                                                       $    1,687,725                  $    1,824,112
                                                                      ----------------                ----------------
                                                                       $    3,624,076                  $    3,803,671
                                                                      ================                ================

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                              STATEMENTS OF INCOME
                     Years Ended December 31, 2005 and 2004

                                                                             2005                          2004
                                                                       --------------                ---------------
RENTAL INCOME
  Apartments                                                           $      541,423                $      545,210
  Tenant assistance payments                                                      - -                           - -
  Subsidy income                                                                  - -                           - -
  Miscellaneous                                                                   - -                           - -
                                                                       --------------                ---------------
        Net rental revenue                                             $      541,423                $      545,210
                                                                       --------------                ---------------
FINANCIAL REVENUE
  Interest Income - project operations                                 $          - -                $          - -
  Income from investments - replacement reserve                                 3,798                         2,464
  Income from investments - operating reserve                                     315                           183
  Income from investments - miscellaneous                                         - -                           - -
                                                                       --------------                ---------------
    Sub-total financial revenue                                        $        4,113                $        2,647
                                                                       --------------                ---------------

OTHER REVENUE
  Laundry and vending                                                  $       11,352                $        5,276
  NSF and late charges                                                            225                           775
  Damage and cleaning fees                                                      2,044                         5,882
  Forfeited tenant security deposits                                              - -                           - -
  Other revenue                                                                   - -                           205
                                                                       --------------                ---------------
    Sub-total other revenue                                            $       13,621                $       12,138
                                                                       --------------                ---------------
         Total revenues                                                $      559,157                $      559,995
                                                                       ==============                ================

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2005 and 2004

                                                                                         2005                         2004
                                                                                    --------------              ----------------
OPERATING EXPENSES

   Renting expenses
     Advertising                                                                    $        1,599              $          617
     Miscellaneous renting expenses                                                            - -                          22
                                                                                    --------------              ----------------
        Sub-total renting expenses                                                  $        1,599              $          639
                                                                                    --------------              ----------------
   Administrative expenses
     Office salaries                                                                $          - -              $          - -
     Office supplies                                                                           869                         408
     Office rent                                                                               - -                         - -
     Management fee                                                                         34,944                      33,600
     Manager's salary                                                                       22,657                      20,673
     Manager rent free unit                                                                 11,316                      11,250
     Legal expense                                                                           1,168                       1,082
     Audit expense                                                                           6,125                       5,850
     Bookkeeping / accounting services                                                         - -                         - -
     Telephone and answering service                                                         1,442                       1,271
     Bad debts                                                                               5,531                       4,121
     Miscellaneous administrative expenses                                                   9,487                      11,232
                                                                                    --------------              ----------------
       Sub-total administrative expenses                                            $       93,539              $       89,487
                                                                                    --------------              ----------------
   Utilities expense
     Fuel oil / coal                                                                $         - -               $          - -
     Electricity                                                                            4,927                        4,853
     Water                                                                                  3,833                        4,550
     Gas                                                                                    3,922                        4,208
     Sewer                                                                                  8,090                        7,665
                                                                                    --------------              ----------------
       Sub-total utilities expense                                                  $      20,772               $       21,276
                                                                                    --------------              ----------------

See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2005 and 2004

                                                                                   2005                         2004
                                                                             ---------------              ---------------
              Operating and maintenance expense
                 Janitor and cleaning payroll                                $        5,306               $        5,973
                 Janitor and cleaning supplies                                          772                          543
                 Janitor and cleaning contract                                        1,805                        1,105
                 Exterminating payroll / contract                                       924                          682
                 Exterminating supplies                                                 - -                          - -
                 Garbage and trash removal                                            7,608                        7,304
                 Security payroll / contract                                            - -                          - -
                 Grounds payroll                                                        - -                          - -
                 Grounds supplies                                                       257                          121
                 Grounds contract                                                    12,945                        9,579
                 Repairs payroll                                                     24,182                       22,196
                 Repairs material                                                     2,211                        1,435
                 Repairs contract                                                    29,131                       19,582
                 Elevator maintenance / contract                                        - -                          - -
                 Heating / cooling repairs and maintenance                              - -                          - -
                 Swim pool maintenance / contract                                       - -                          - -
                 Snow removal                                                           - -                          - -
                 Decorating payroll / contract                                          350                          752
                 Decorating supplies                                                    581                        3,190
                 Vehicle and maintenance equipment o & r                                - -                          - -
                 Miscellaneous operating and maint. expenses                          5,698                        4,474
                                                                             --------------               ---------------
                   Sub-total operating & maint. expense                      $       91,770               $       76,936
                                                                             --------------               ---------------
              Taxes and insurance
                 Real estate taxes                                           $          850               $          566
                 Payroll taxes                                                        4,896                        4,728
                 Miscellaneous taxes, licenses, and permits                             800                          800
                 Property and liability insurance                                     7,664                        6,860
                 Fidelity bond insurance                                                - -                          - -
                 Workman's compensation                                              13,766                       14,959
                 Health insurance and other employee benefits                         9,968                        9,581
                 Other insurance                                                        - -                          - -
                                                                             ---------------              ---------------
                   Sub-total taxes & insurance                               $       37,944               $       37,494
                                                                             ---------------              ---------------


                       Total operating expenses                              $      245,624               $      225,832
                                                                             ---------------              ---------------

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                        STATEMENTS OF INCOME (CONTINUED)
                     Years Ended December 31, 2005 and 2004

                                                                                     2005                        2004
                                                                                ----------------         -------------------
OTHER EXPENSES
  Interest expense - mortgage                                                     $      141,152         $          150,344
  Interest expense - notes                                                                   - -                        - -
  Miscellaneous financial expense                                                            - -                        - -
  Depreciation and amortization                                                          184,011                    183,114
  Non project expenses                                                                       - -                        - -
                                                                                -----------------        -------------------
    Sub-total other expenses                                                      $      325,163         $          333,458
                                                                                -----------------        -------------------

           Total expenses                                                         $      570,787         $          559,290
                                                                                -----------------        -------------------

           Net income (loss)                                                      $      (11,630)        $              705
                                                                                =================        ===================

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                    STATEMENTS OF CHANGES IN PARTNERS CAPITAL
                     Years Ended December 31, 2005 and 2004

                                                                       General                          Limited
                                          Total                        Partner                          Partner
                                   --------------                  ---------------                 ----------------
Partners capital
     December 31, 2003             $    1,858,497                 $       44,281                    $    1,814,216

Partners capital
     contributions                           - -                             - -                               - -

Partners capital
     distributions                        (35,090)                       (18,563)                          (16,527)

Net income (loss)                            705                               7                               698
                                  ----------------                -----------------                 ----------------
Partners capital
     December 31, 2004            $    1,824,112                  $       25,725                    $    1,798,387

Partners capital
     contributions                           - -                             - -                               - -

Partners capital
     distributions                       (124,757)                       (86,999)                          (37,758)

Net income (loss)                         (11,630)                          (116)                          (11,514)
                                  -----------------               -----------------                 -----------------
Partners capital
     December 31, 2005            $    1,687,725                  $      (61,390)                   $    1,749,115
                                  =================               =================                 =================
Percentage at
     December 31, 2005                      100%                              1%                               99%
                                  =================               =================                 =================

See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                            STATEMENTS OF CASH FLOWS
                     Years Ended December 31, 2005 and 2004

                                                                     2005                              2004
                                                               ----------------                  ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss)                                            $      (11,630)                   $          705
  Adjustments to reconcile net income
    (loss) to net cash provided by
      (used in) operating activities:
       Depreciation and amortization                                  184,011                           183,114
       Change in assets and liabilities:
        Decrease (increase) in:
          Prepaid expenses                                               (124)                              127
          Tenants' security deposits                                     (790)                             (444)
          Rents receivable                                                - -                               - -
          Other receivables                                               - -                               - -
        Increase (decrease) in:
          Accounts payable                                               (835)                              161
          Accounts payable - general partner                             (334)                            1,484
          Accrued expenses                                                - -                               - -
          Accrued interest                                                - -                               - -
          Prepaid rents                                                   - -                               - -
          Tenants' security deposits                                      (50)                           (1,000)
                                                               -----------------                ----------------
            Net cash provided by (used in)
               operating activities                            $      170,248                   $       184,147
                                                               -----------------                ----------------

CASH FLOWS FROM INVESTING ACTIVITIES
  Funding of replacement reserve escrow                        $      (19,601)                  $      (18,754)
  Withdrawals from replacement reserve escrow                             - -                           49,095
  Acquisition of property and equipment                                (3,990)                         (52,545)
                                                               -----------------                ----------------
         Net cash provided by (used in)
            investing activities                               $      (23,591)                  $      (22,204)
                                                               -----------------                ----------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Partner contributions                                        $          - -                   $          - -
  Partner distributions                                              (124,757)                         (35,090)
  Payment of development fees payable                                     - -                          (11,303)
  Principal payments on long-term debt                                (41,989)                         (37,331)
                                                               -----------------                ----------------
         Net cash provided by (used in)
             financing activities                              $     (166,746)                  $      (83,724)
                                                               -----------------                ----------------

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                      STATEMENTS OF CASH FLOWS (CONTINUED)
                     Years Ended December 31, 2005 and 2004

                                                                   2005                     2004
                                                             ----------------        ----------------
           Increase (decrease) in cash and
             cash equivalents                                $      (20,089)          $       78,219

Cash and cash equivalents
  Beginning                                                         133,309                   55,090
                                                             ----------------         ----------------
  Ending                                                     $      113,220           $      133,309
                                                             ================         ================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW
   INFORMATION
     Cash paid during the year for interest                  $      141,152           $      150,344
                                                             ================         ================

                       See Notes to Financial Statements.

                           COLONIAL VILLAGE ROSEVILLE
                       (A California Limited Partnership)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the Partnership's significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

     BASIS OF ACCOUNTING
     -------------------

     The financial statements of the partnership are prepared on the accrual basis of accounting and in accordance with accounting principles generally accepted in the United States of America.

     CAPITALIZATION AND DEPRECIATION
     -------------------------------

     Land, buildings and improvements are recorded at cost. Depreciation of buildings and equipment is computed principally using the Modified Accelerated Cost Recovery System which approximates straight-line for buildings and double-declining balance for equipment over the following estimated useful lives:

                                                     Years
                                                    -------
               Buildings                             27.5
               Equipment                                7

     Improvements are capitalized, while expenditures for maintenance and repairs are charged to expense as incurred. Upon disposal of depreciable property, the appropriate property accounts are reduced by the related costs and accumulated depreciation. The resulting gains and losses are reflected in the statement of operations.

     CASH AND CASH EQUIVALENTS
     -------------------------

     For purposes of reporting the statements of cash flows, the Partnership includes all cash accounts which are not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less as cash and cash equivalents on the accompanying balance sheet.

     AMORTIZATION
     ------------

     Deferred charges are amortized over the following estimated useful lives using the straight-line method:

                                                   Years
                                                  -------
               Deferred debt expense                 30
               Tax credit monitoring fee             15

     INCOME TAXES
     ------------

     No provision or benefit for income taxes has been included in these financial statements since taxable income or loss passes through to, and is reportable by, the partners individually.

                          NOTES TO FINANCIAL STATEMENTS

     ESTIMATES
     ---------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These assumptions affect the reported amounts of assets, liabilities and the amount of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates made.

     PERSONAL ASSETS AND LIABILITIES
     -------------------------------

     In accordance with the generally accepted method of presenting partnership financial statements, the financial statements do not include the personal assets and liabilities of the partners, including their obligation for income taxes on their distributive shares of the net income of the Partnership, nor any provision for income tax expense.

     SFAS NO. 144
     ------------
     Statement of Financial Accounting Standards (SFAS) No. 144 requires that long-lived assets and certain identifiable intangibles held and used by a entity be reviewed for impairment whenever events or changes in circumstances that the carrying amount of an asset may not be recoverable. The adoption of SFAS No. 144 has not materially affected the partnership's reported earnings, financial condition or cash flows.

NOTE 2 - ORGANIZATION

     Colonial Village Roseville is a California Limited Partnership which was formed in April 1993, to develop, construct, own, maintain and operate a 56-unit multi-family apartment complex and is located in the city of Roseville, California. The Partnership Agreement and the loan agreement with the Midland Mortgage Company govern the major activities of the Partnership. Under the agreements, the Partnership is required to provide low cost housing to very low-income or lower-income households.

     The Partnership has one general partner, Project Go Inc., a 501(c) (3) tax exempt, non-profit community service organization and one investing limited partner, WNC Housing Tax Credits III, L.P., a California limited partnership. Partnership transactions with the partners are described in other notes to these financial statements.


NOTE 3 - RESTRICTED DEPOSITS AND FUNDED RESERVES

     In accordance with the Partnership Agreement and the Rider to Multifamily Instrument with Midland Mortgage Company, the Partnership is required to maintain a replacement reserve account. The replacement reserve account is to be funded annually in the amount of $16,800.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 4 - DEFERRED CHARGES

     Deferred charges as of December 31, 2005 and 2004, consists of the following:

                                                    2005                            2004
                                               ---------------                ---------------
      Deferred debt expense                    $       110,462                $       110,462
      Tax credit monitoring fee                         22,960                         22,960
                                               ---------------                ---------------
                                               $       133,422                $       133,422
           Less accumulated amortization                54,940                         49,727
                                               ---------------                ---------------
                                               $        78,482                $        83,695
                                               ===============                ===============

NOTE 5 - LONG-TERM DEBT

     Long-Term debt consisted of a permanent loan with Midland Mortgage Company in face amount of $2,200,000.

     Under the terms of the 30-year Promissory Note with Midland, the loan provides for an initial interest rate of 7.67% and monthly payments of $15,639.62 commencing on September 1, 1995, and continuing through August 2025. The interest rate and monthly payment will be adjusted at year eleven
     (11) and year twenty-one (21), at which time the interest rate will be adjusted based on the Current Index plus 2.75% and the payment will be adjusted and determined by the amount of the monthly payment that would be sufficient to repay the note within 360 months of the initial payment date. As Of December 31, 2005, the current interest rate, and minimum monthly payment due is 6.89% and $14,732.89, respectively.

     The apartment complex is pledged as collateral for the mortgage and is secured by deeds of trust, assignment of rents, security agreements and fixture filings against the property.

     Aggregate maturities of Long-term debt for the next five years are as follows:

           December 31,     2006                                 $      47,524
                            2007                                        50,904
                            2008                                        54,524
                            2009                                        58,402
                            2010                                        62,555
                         Thereafter                                  1,623,807
                                                                 -------------
                            TOTAL                                $   1,897,716
                                                                 -------------

NOTE 6 - TRANSACTIONS WITH AFFILIATES AND RELATED PARTIES

     MANAGEMENT FEE
     --------------

     In accordance with the Management Agreement, the Partnership paid Project Go, Inc., the general partner, management fees during 2005 and 2004 in the amounts of $34,944 and 33,600, respectively, for services rendered in connection with the leasing and operation of the project. The fee for its services is approximately 6% of the project's rental income.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 7 - COMMITMENT

     The Partnership entered into a Regulatory Agreement with the Tax Credit Allocation Committee (TCAC), established under Section 50185 of the Health and Safety Code of the State of California. Under this Agreement, the Partnership shall maintain the project as a Qualified Low-income Housing Project for a period of 55 consecutive taxable years beginning with 1995, the first taxable year of the Credit Period. In exchange for this agreement, TCAC has authorized an allocation relating to the low-income housing credit under the provisions of Section 42 of the Internal Revenue Code.


NOTE 8 - CURRENT VULNERABILITY DUE TO CERTAIN CONCENTRATIONS

     The Partnership's sole asset is Colonial Village Roseville Apartments. The Partnership's operations are concentrated in the multifamily real estate market.